As filed with the Securities and Exchange Commission on January 27, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                               USURF AMERICA, INC.
                       (Name of Registrant in its charter)

               NEVADA                                    91-2117796
    (State or jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification No.)

                       390 INTERLOCKEN CRESCENT, SUITE 900
                           BROOMFIELD, COLORADO 80021
                                 (719) 260-6455
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                    CONSULTING AGREEMENT OF DAVID A. WEISMAN
                            (Full Title of the Plan)

                         DOUGLAS O. MCKINNON, PRESIDENT
                       390 INTERLOCKEN CRESCENT, SUITE 900
                           BROOMFIELD, COLORADO 80021
                                 (719) 260-6455
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                             Christopher K. Brenner
                          Christopher K. Brenner, P.C.
                           130 E. Kiowa St., Suite 600
                           Colorado Springs, CO 80903
                                 (719) 471-7026
                               (719) 471-7036 Fax

                                EXPLANATORY NOTE


      On January 10, 2005, USURF America, Inc., a Nevada corporation, filed a Registration Statement (333-121920) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 17,500,000 shares of its common stock which had been authorized and reserved for issuance under that certain Consulting Agreement of David A. Weisman. This post-effective amendment is being filed for the purpose of adding a reoffer prospectus covering the sale of these securities by Mr. Weisman. This reoffer prospectus has been prepared in accordance with the requirements of Form S-3 pursuant to General Instruction C to Form S-8.


                      CONTROL SECURITIES REOFFER PROSPECTUS


      The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired by Mr. David A. Weisman pursuant to that certain Consulting Agreement dated September 4, 2004.

                                   PROSPECTUS

                               USURF AMERICA, INC.

                        17,500,000 SHARES OF COMMON STOCK


      This prospectus relates to the proposed resale from time to time of up to 17,500,000 shares of common stock underlying a warrant held by David A. Weisman, the selling stockholder.


      We will not receive any of the proceeds from the sale of the common stock by the selling stockholder. However, if the selling stockholder exercises some or all of the warrant, we will receive the warrant exercise price.


      Our common stock currently is listed on the OTC Bulletin Board under the symbol USUR.



      The selling stockholder may sell his common stock by means of this prospectus and any applicable prospectus supplement or he may decide to sell the shares by other means, including pursuant to Rule 144, however he is not obligated to sell his common stock at all. The selling stockholder may sell his common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholder may sell his common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling stockholder will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholder and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 4 OF THIS PROSPECTUS.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is January 27, 2005.

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

Prospectus Summary                                                          3

Risk Factors                                                                4

Use of Proceeds                                                             7

Selling Stockholders and Plan of Distribution                               7

Description of Securities to be Registered                                  8

Interests of Named Experts and Counsel                                      9

Where You Can Find More Information                                         9

Incorporation of Certain Documents by Reference                             9

Forward-Looking Statements                                                 10

Disclosure of Commission Position  on Indemnification for
  Securities Act Liabilities                                               10


Information Required in the Registration Statement                         13

                               PROSPECTUS SUMMARY

USURF AMERICA, INC.

      USURF America, Inc. is a facilities-based provider of high-speed "last mile" connectivity, delivering Internet access and interactive broadband services to underserved markets. We operate as a provider of video (cable television) and data (Internet) services to business as well as residential customers, and we offer telecommunications services including local, long distance and enhanced telephone (voice) services. We currently provide services to customers in Colorado, Texas and Arizona. We also market and sell telecommunications-related hardware and software.

      Our current business plan involves obtaining as many voice, video and data customers as possible by offering various combinations of bundled packages and communications services. Our growth strategy also includes acquisitions of telecommunications-related businesses and/or properties which would provide an immediate or potential customer base for our services.

      In April 2004, we acquired all of the issued and outstanding common stock of Connect Paging, Inc., doing business as Get-A-Phone ("GAP"). GAP is a Texas-based communications company operating as a local exchange carrier in areas currently served by SBC and Verizon Southwest. At the time of the acquisition, GAP had more than 11,000 customers and annual revenues of approximately $9,600,000.


FINANCIAL CONDITION

      We have incurred substantial losses since our inception in 1996. At September 30, 2004, our accumulated deficit was $56.31 million, our net loss for the nine months ended September 30, 2004 was $13.30 million, and our operating activities used $3.2 million in cash for the nine months ended September 30, 2004. Our net loss for the year ended December 31, 2003 was $3.7 million and our operating activities used $1.1 million in cash for 2003.

      In its opinion on our financial statements for the year ended December 31, 2003, our independent registered public accounting firm, Hein & Associates LLP, expressed substantial doubt about our ability to continue as a going concern.


CORPORATE INFORMATION

      We were incorporated under the laws of the State of Nevada on November 1, 1996, under the name "Media Entertainment, Inc." In July 1999, we changed our corporate name to "USURF America, Inc."

      Our principal executive offices are located at 390 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021. Our telephone number is (303) 285-5379 and our fax number is (303) 465-3150. Our web site is located at www.usurf.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus.

                                  RISK FACTORS

      INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE PURCHASING OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OR OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED, THE TRADING OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ACQUIRE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.


OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM EXPRESSED IN THEIR AUDIT REPORT RELATED TO OUR FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003, SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      In its opinion on our financial statements for the year ended December 31, 2003, our independent auditor, Hein & Associates LLP, expressed substantial doubt about our ability to continue as a going concern because of our recurring losses and negative working capital.


WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY. IF WE ARE UNABLE TO BECOME PROFITABLE, OUR OPERATIONS WILL BE ADVERSELY EFFECTED.

      We have incurred annual operating losses since our inception. As a result, at September 30, 2004, we had an accumulated deficit of $56,310,384. Our gross revenues for the year ended December 31, 2003 were $403,764, with a loss from operations of $3,583,460 and a net loss of $3,654,356.

      As we pursue our business plan, we expect our operating expenses to increase significantly, especially in the areas of sales and marketing. As a result of these expected cost increases, we will need to generate increased revenues to become profitable. Accordingly, we cannot assure you that we will ever become or remain profitable. If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, our financial condition will be adversely affected. Our inability to become profitable on a quarterly or annual basis would have a materially adverse effect on our business and financial condition. Also, the market price for our stock could fall.


WE ARE DEPENDENT UPON LONG-TERM FINANCING. IF WE ARE UNABLE TO RAISE CAPITAL AS WE NEED IT, OUR OPERATIONS COULD BE JEOPARDIZED

      Our ability to implement our business plan and grow is dependent on raising a significant amount of capital. We have sustained our operations in large part from sales of our equity. We may not be able to successfully generate revenues or raise additional funds sufficient to finance our continued operations. In the long term, failure to generate sufficient revenues or obtain financing would have a material adverse effect on our business and would jeopardize our ability to continue our operations.


WE HAVE IN THE PAST AND MAY IN THE FUTURE ENGAGE IN ACQUISITIONS, WHICH WILL CAUSE US TO INCUR A VARIETY OF COSTS AND WHICH MAY NOT ACHIEVE ANTICIPATED OR DESIRED RESULTS.

      From time to time we engage in discussions with third parties concerning potential acquisitions of businesses, products, technologies and other assets. Acquisitions may require us to make considerable cash outlays and can entail the need for us to issue equity securities, incur debt and contingent liabilities, incur amortization expenses related to intangible assets, and can result in the impairment of goodwill, which could harm our profitability. Acquisitions involve a number of additional risks, including:

      o difficulties in and costs associated with the assimilation of the operations, technologies, personnel and products of the acquired companies,

      o assumption of known or unknown liabilities or other unanticipated events or circumstances,

      o risks of entering markets in which we have limited or no experience, and

      o     potential loss of key employees.

      Any of these risks could harm our ability to achieve profitability of acquired operations or to realize other anticipated benefits of an acquisition.


WE HAVE SENIOR SECURED CONVERTIBLE DEBENTURES TOTALING $4,420,000 DUE IN 2005 AND 2006, COLLATERALIZED BY ALL OUR ASSETS. WE DO NOT HAVE THE FUNDS AVAILABLE TO PAY THESE DEBENTURES IF NOT CONVERTED INTO COMMON STOCK. IF THE DEBENTURES ARE NOT PAID OR CONVERTED, THE DEBENTURE HOLDERS COULD FORECLOSE ON OUR ASSETS.

      During 2004, we entered into a series of private placements totaling $4,420,000 in senior secured debentures, convertible into common stock at $0.05 per share. If not converted, we will owe $2,095,000 to the debenture holders on September 15, 2005 and $2,325,000 to the debenture holders on June 15, 2006. The debentures bear interest at rates from six percent (6%) to twelve percent (12%) and are collateralized by our assets. We do not currently have the funds to pay these debentures and we cannot assure you that we will have the funds to pay them on the due dates. If the debentures are not paid or converted, the debenture holders could foreclose on our assets.

WE RELY ON LOCAL TELEPHONE COMPANIES AND OTHER COMPANIES TO PROVIDE CERTAIN TELECOMMUNICATIONS SERVICES. A DISRUPTION OF THESE SERVICES COULD HAVE AN ADVERSE EFFECT ON OPERATIONS.


      Our wholly owned subsidiary, Connect Paging, Inc. d/b/a Get-A-Phone, is a Texas-based communications company operating as a local exchange carrier in areas currently served by SBC and Verizon Southwest. We buy certain telecommunications from SBC and Verizon and resell these to our customers. If we were not able to buy these services or if we experienced a disruption of these services, it would adversely affect our ability to operate in these areas.


WE HAVE THE ABILITY, WITHOUT SHAREHOLDER APPROVAL, TO ISSUE PREFERRED STOCK AND DESIGNATE THE RIGHTS, PREFERENCES AND PRIVILEGES THAT MAY BE SENIOR TO COMMON STOCK.

      In November 2004, we issued 10,000 shares of Series A Convertible Preferred Stock ("Series A Stock") at $100.00 per share, for a total consideration of $1,000,000. The Series A Stock is convertible into our common stock at a conversion price ranging from $0.05 to $0.075 as calculated in accordance with the Certificate of Designation. The Series A Stock has a liquidation preference ahead of the common shares in the event of any dissolution or winding up of our company and is entitled to any dividends that may be declared from time to time by the Board of Directors.

      We have a total of 100,000,000 authorized shares of preferred stock. The Board of Directors may determine, without shareholder approval, the rights, preferences and privileges of the preferred stock. Depending on the rights, preferences and privileges granted when the preferred stock is issued, it may have the effect of delaying, deferring or preventing a change in control without further action by the shareholders, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of and the voting and other rights of the holders of our common stock.


WE CAN ISSUE COMMON STOCK WITHOUT SHAREHOLDER APPROVAL RESULTING IN DILUTION TO EXISTING SHAREHOLDERS.


      We have 400,000,000 authorized shares of common stock that can be issued by the Board of Directors. At December 20, 2004, we had available for issue 198,039,912 shares of common stock. Under most circumstances the Board of Directors has the right to issue these shares. If all of these shares were issued, it would substantially dilute the existing shareholders.




OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE VOLATILITY IN THE PAST AND WE EXPECT IT TO EXPERIENCE HIGH VOLATILITY IN THE FUTURE. THIS HIGH VOLATILITY SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

      The trading price for our common stock has been, and we expect it to continue to be, highly volatile. For example, the closing bid price of our stock has fluctuated between $0.04 and $0.35 per share since January 1, 2002. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results and general market and economic conditions, which are beyond our control. In addition, the stock market has, from time to time, experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of our common stock. Moreover, during periods of stock market price volatility, share prices of many telecommunications companies have often fluctuated in a manner not necessarily related to their operating performance. Accordingly, our common stock may be subject to greater price volatility than the stock market as a whole.

FUTURE SALES OF COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

      Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. As of the date of this prospectus, there are 87,515,688 outstanding shares of our common stock held by shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of Rule
144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to Rule 144 may cause the price of our common stock to decline.


      In addition, future sales of shares of common stock by shareholders and us, including sales by the selling stockholder pursuant to this prospectus and the subsequent sale of common stock by the holders of warrants, could have an adverse effect on the trading price of our securities. The sale of a significant amount of these shares at any given time could cause the trading price of our common stock to decline.



OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES WHICH MAY BE DETRIMENTAL TO INVESTORS.

      Our common stock has traded at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions, commonly referred to as a "penny stock." Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.


OUR COMMON STOCK WAS DE-LISTED FROM THE AMERICAN STOCK EXCHANGE AND IS NOW TRADED ON THE OTC BULLETIN BOARD, WHICH MAY BE DETRIMENTAL TO INVESTORS.

      Our stock common stock was de-listed from the American Stock Exchange effective March 9, 2004 because we failed to maintain the continued listing standards of AMEX. As a result, effective March 22, 2004 our common stock is traded on the OTC Bulletin Board. Stocks traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/ask quotation.


WE OPERATE IN A HIGHLY COMPETITIVE MARKET, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST ESTABLISHED COMPETITORS WITH GREATER FINANCIAL RESOURCES AND MORE DIVERSE STRATEGIC PLANS.

      We face competition from many communications providers with significantly greater financial, technical and marketing resources, longer operating histories, well-established brand names, larger customer bases and diverse strategic plans and technologies. Intense competition has led to declining prices and margins for many communications services. We expect this trend to continue as competition intensifies in the future. We expect significant competition from traditional and new communications companies, including local, long distance, cable modem, Internet, digital subscriber line, fixed and mobile wireless and satellite data service providers, some of which are described in more detail below. If these potential competitors successfully focus on our market, we may face intense competition which could harm our business. In addition, we may also face severe price competition for building access rights, which could result in higher sales and marketing expenses and lower profit margins.

REGULATION OF THE INTERNET.

      Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of Web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. No one is able to predict the effect, if any, that any future regulatory changes or developments may have on the demand for our Internet access or other Internet-related services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect our business, operating results and financial condition.

                                 USE OF PROCEEDS


      We will not receive any of the proceeds from this offering. If the selling stockholder were to exercise his warrant to acquire the common stock sold pursuant to this resale prospectus, we would receive the warrant exercise price. As of the date of this prospectus, a warrant to purchase 17,500,000 shares of common stock at an exercise price of $0.07 has been granted to David A. Weisman pursuant to the Consulting Agreement. If Mr. Weisman were to exercise the warrant in full, we would receive $1,225,000. The proceeds, if the warrant is exercised in whole or in part, would be used as general working capital.


                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION


      All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by the selling stockholder, who is a current or former employee, officer, director, consultant and/or advisor (the "selling stockholder"). All of the shares owned by the selling stockholder were acquired by him pursuant to the Consulting Agreement. The table below sets forth certain information about the selling stockholder.


      We are registering the common stock covered by this prospectus for the selling stockholder. As used in this prospectus, "selling stockholder" includes the pledgees, donees, transferees or others who may later hold the selling stockholder's interests. We will pay the costs and fees of registering the common shares, but the selling stockholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

      The selling stockholder may sell his common stock by means of this prospectus and any applicable prospectus supplement or he may decide to sell it by other means, including pursuant to Rule 144, however he is not obligated to sell his common stock at all. The selling stockholder may sell his common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholder may sell his common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling stockholder will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholder and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.


      Because the selling stockholder may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling stockholder, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such entity or applicable commissions.


      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling stockholder.

      We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

      Additional information related to the selling stockholder and the plan of distribution may be provided in one or more supplemental prospectuses.

      The following table sets forth the name of the selling stockholder who may sell his shares pursuant to this prospectus. The selling stockholder has, or within the past three years has had, a position, office or other material relationship with us or with our predecessors or affiliates. The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling stockholder and as adjusted to give effect to the sale of all the common stock offered by the selling stockholder pursuant to this prospectus.




                                        Number of Shares
                                         of Common Stock            Number of Shares          Percentage
                                       Beneficially Owned          Beneficially Owned            Owned
Selling Shareholder                    Before the Offering         After the Offering     After the Offering
David A. Weisman                            17,500,000(1)                - 0 -                   - 0 -




(1) Includes 17,500,000 shares of common stock that may be issued upon exercise of a warrant granted on September 1, 2004. The warrant exercise price is $0.07 per share.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

      Our authorized capital stock consists of 400,000,000 shares of common stock, $.0001 par value per share. Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights applicable to the common stock. Our Articles of Incorporation, as amended, prohibit cumulative voting in the election of directors.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Christopher K. Brenner, P. C. has given an opinion regarding certain legal matters in connection with this offering of our securities. Both Christopher K. Brenner, P. C. and its principles have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us. As of the date of this prospectus, Christopher K. Brenner, a principle of Christopher K. Brenner, P. C., owns 1,490,000 shares of our common stock.


                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the "SEC"). We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies from the Public Reference Room of the SEC at 450, Fifth Street, N.W., Washington, D.C. 20549 if you pay certain fees. You can call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.


      (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2003;

      (b) Form 8-K, dated February 6, 2004, disclosing the pending acquisition of business assets;

      (c) Form 8-K, dated March 10, 2004, disclosing the de-listing of the Company's stock by the American Stock Exchange;

      (d) Form 8-K, dated March 23, 2004, disclosing that the Company's stock was quoted on the OTC Bulletin Board, effective March 22, 2004;

      (e) Form 8-KA, dated April 21, 2004, disclosing the pending acquisition of a business and that financial statements would be filed upon closing the transaction;

      (f) Form 8-K, dated May 5, 2004 disclosing the pending acquisition of business assets;

      (g) The Quarterly Report of the Company on Form 10-QSB for the three months ended March 31, 2004;

      (h) Form 8-KA, dated July 6, 2004 disclosing the financial statements related to the acquisition of business assets;

      (i) Form 8-K, dated July 20, 2004 disclosing the termination of the agreement to acquire business assets;

      (j) The Quarterly Report of the Company on Form 10-QSB for the six months ended June 30, 2004;

      (k) Form 8-K, dated November 5, 2004 disclosing the private placement of convertible preferred stock;

      (l) Form 8-K, dated December 9, 2004 disclosing the election of two Directors and appointment of Vice President;

      (m) The Quarterly Report of the Company on Form 10-QSB for the nine months ended September 30, 2004;

      (n) Form 8-K, dated December 21, 2004 disclosing the election of a Director and resignation of a Director;

      (o) Registration Statement on Form SB-2, dated December 27, 2004 registering shares of common stock to be sold by selling shareholders; and

      (p) The description of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 8, 1999, including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

      We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to the President, USURF, Inc., 390 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021, telephone (719) 260-6455.


                           FORWARD-LOOKING STATEMENTS


      This prospectus contains forward-looking statements that involve risks and uncertainties. These are statements regarding financial and operating performance and results and other statements that are not historical facts. The words "expect," "project," "estimate," "believe," "anticipate," "intend," "plan," "forecast," and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of the risks that could cause actual results to differ from those suggested by the forward-looking statements include those included in the section of this prospectus titled "Risk Factors" as well as the following:

      o Our independent registered public accounting firm expressed in their audit report related to our financial statements for the year ended December 31, 2003, substantial doubt about our ability to continue as a going concern.

      o We have a history of significant losses and we may never achieve or sustain profitability. If we are unable to become profitable, our operations will be adversely effected.

      o We are dependent upon long-term financing. If we are unable to raise capital as we need it, our operations could be jeopardized.

      o We have Senior Secured Convertible Debentures totaling $4,420,000 due in 2005 and 2006, collateralized by all of our assets. We do not have the funds available to pay these debentures if they are not converted into common stock. If the debentures are not paid or converted, the debenture holders could foreclose on our assets.

      o We rely on local telephone companies and other companies to provide certain telecommunications services. A disruption of these services could have an adverse effect on operations.

      o We operate in a highly competitive market, and we may not be able to compete effectively against established competitors with greater financial resources and more diverse strategic plans.


      You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.


      You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


      Nevada Revised Statutes 78.750, 751, and 752 have similar provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by a corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

      Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      o     By the stockholders;

      o By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

      o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

      o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

      o Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by a corporation.

      o To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, a corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.



      Article X of our Articles of Incorporation limits the personal liability of directors and officers for damages for breach of fiduciary duty as a director or officer. Article X does not, however, eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for the payment of dividends in violation of law.

      Article XI of our Articles of Incorporation fully protects and absolves officers, directors and members of any committee designated by the Board of Directors from liability if he or she relies in good faith upon the books of account or reports provided by any of our officials, an independent public accountant or by an appraiser or an investment banker selected with reasonable care by the Board of Directors or any committee of it or in relying in good faith upon other corporate records.

      Article XII of our Articles of Incorporation indemnifies any and all persons who may serve at any time as our directors or officers or who, at the request of our Board of Directors, may serve or have served as directors or officers of another corporation in which we, during such service, owned shares of stock or of which we are a creditor. This indemnity includes any and all expenses, including legal fees and amounts paid in settlement, in connection with any claim, action, suit or proceeding to which the director or officer is made a party by reason of his acting in such capacity. The officer or director shall not be indemnified if he is judged in any action, suit or proceeding to be liable for his own gross negligence or willful misconduct in the performance of his duty. This indemnification is in additional to any other rights to which the officer or director (or former officer or director) may be entitled under any law, bylaw, agreement, vote of stockholders or otherwise.

      Our bylaws also provide indemnity to our officers and directors. Pursuant to our bylaws, no officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for us or on our behalf. We indemnify and hold harmless each person who serves at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been taken or omitted to have been taken by him as such director or officer. We shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws. No such person, however, shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. This indemnity shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee, or is or was serving at our request in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of our bylaws or the laws of the State of Nevada. The right of any person to be indemnified shall be subject always to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.


      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2003;

      (b) Form 8-K, dated February 6, 2004, disclosing the pending acquisition of business assets;

      (c) Form 8-K, dated March 10, 2004, disclosing the de-listing of the Company's stock by the American Stock Exchange;

      (d) Form 8-K, dated March 23, 2004, disclosing that the Company's stock was quoted on the OTC Bulletin Board, effective March 22, 2004;

      (e) Form 8-KA, dated April 21, 2004, disclosing the pending acquisition of a business and that financial statements would be filed upon closing the transaction;

      (f) Form 8-K, dated May 5, 2004 disclosing the pending acquisition of business assets;

      (g) The Quarterly Report of the Company on Form 10-QSB for the three months ended March 31, 2004;

      (h) Form 8-KA, dated July 6, 2004 disclosing the financial statements related to the acquisition of business assets;

      (i) Form 8-K, dated July 20, 2004 disclosing the termination of the agreement to acquire business assets;

      (j) The Quarterly Report of the Company on Form 10-QSB for the six months ended June 30, 2004;

      (k) Form 8-K, dated November 5, 2004 disclosing the private placement of convertible preferred stock;

      (l) Form 8-K, dated December 9, 2004 disclosing the election of two Directors and appointment of Vice President;

      (m) The Quarterly Report of the Company on Form 10-QSB for the nine months ended September 30, 2004;

      (n) Form 8-K, dated December 21, 2004 disclosing the election of a Director and resignation of a Director;

      (o) Registration Statement on Form SB-2, dated December 27, 2004 registering shares of common stock to be sold by selling shareholders; and

      (p) The description of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 8, 1999, including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Nevada Revised Statutes 78.750, 751, and 752 have similar provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to any action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by a corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

      Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      o     By the stockholders;

      o By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

      o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

      o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

      o Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by a corporation.

      o To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, a corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      Article X of our Articles of Incorporation limits the personal liability of directors and officers for damages for breach of fiduciary duty as a director or officer. Article X does not, however, eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for the payment of dividends in violation of law.

      Article XI of our Articles of Incorporation fully protects and absolves officers, directors and members of any committee designated by the Board of Directors from liability if he or she relies in good faith upon the books of account or reports provided by any of our officials, an independent public accountant or by an appraiser or an investment banker selected with reasonable care by the Board of Directors or any committee of it or in relying in good faith upon other corporate records.

      Article XII of our Articles of Incorporation indemnifies any and all persons who may serve at any time as our directors or officers or who, at the request of our Board of Directors, may serve or have served as directors or officers of another corporation in which we, during such service, owned shares of stock or of which we are a creditor. This indemnity includes any and all expenses, including legal fees and amounts paid in settlement, in connection with any claim, action, suit or proceeding to which the director or officer is made a party by reason of his acting in such capacity. The officer or director shall not be indemnified if he is judged in any action, suit or proceeding to be liable for his own gross negligence or willful misconduct in the performance of his duty. This indemnification is in additional to any other rights to which the officer or director (or former officer or director) may be entitled under any law, bylaw, agreement, vote of stockholders or otherwise.

      Our bylaws also provide indemnity to our officers and directors. Pursuant to our bylaws, no officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for us or on our behalf. We indemnify and hold harmless each person who serves at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been taken or omitted to have been taken by him as such director or officer. We shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws. No such person, however, shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. This indemnity shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee, or is or was serving at our request in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of our bylaws or the laws of the State of Nevada. The right of any person to be indemnified shall be subject always to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.


      SEC POSITION ON INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable


ITEM 8. EXHIBITS.

Exhibit
4.1          Consulting Agreement of David A. Weisman *

5.1          Opinion of Christopher K. Brenner, P.C. re: Legality*

23.1         Consent of Hein & Associates LLP. (filed herewith)

23.2 Consent of Christopher K. Brenner, P.C. (included in Exhibit 5.1 opinion letter)*

* Previously filed.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Colorado, on January 27, 2005.



USURF AMERICA, INC.

By:      /s/ Douglas O. McKinnon
   ---------------------------------------
         Douglas O. McKinnon, President
         and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below:


SIGNATURES                      TITLE                                         DATE
----------                      -----                                         ----
                               President and Chief Executive Officer
/s/ Douglas O. McKinnon        (Principal Executive Officer) and Director     January 27, 2005
-----------------------
Douglas O. McKinnon


/s/ Ronald Bass                 Principal Accounting Officer                  January 27, 2005
 --------------
Ronald Bass


/s/ David A. Weisman            Director and Chairman of the Board            January 27, 2005
--------------------
David A.Weisman


/s/ Richard E. Wilson           Director                                      January 27, 2005
---------------------
Richard E. Wilson


/s/ Byron Young                 Director                                      January 27, 2005
---------------
Byron Young


/s/ Ed Garneau                  Director                                      January 27, 2005
--------------
Ed Garneau